EXHIBIT (G) (III) UNDER FORM N-1A
                                              EXHIBIT 10 UNDER ITEM 601/REG. S-K


                                    EXHIBIT 1

                          TO CUSTODIAN CONTRACT BETWEEN
                         FEDERATED INVESTMENT COMPANIES,
                      STATE STREET BANK AND TRUST COMPANY.,
                          AND FEDERATED SERVICES COMPANY
                              Dated December 1, 1993

                        (Exhibit 1 revised as of 9/1/2006)



CONTRACT
DATE        INVESTMENT COMPANY

7/31/06     FEDERATED MDT SERIES
7/31/06        Federated MDT All Cap Core Fund
7/31/06             Class A Shares
7/31/06             Class C Shares
9/1/06              CLASS K SHARES
7/31/06             Institutional Shares
7/31/06        Federated MDT Tax Aware/All Cap Core Fund
7/31/06             Class A Shares
7/31/06             Class C Shares
7/31/06             Institutional Shares
7/31/06        Federated MDT Large Cap Growth Fund
7/31/06             Class A Shares
3/1/07              Class B Shares
7/31/06             Class C Shares
7/31/06             Institutional Shares
7/31/06        Federated MDT Mid Cap Growth Fund
7/31/06             Class A Shares
7/31/06             Class C Shares
7/31/06             Institutional Shares
7/31/06        Federated MDT Small Cap Value Fund
7/31/06             Class A Shares
7/31/06             Class C Shares
7/31/06             Institutional Shares
7/31/06        Federated MDT Small Cap Growth Fund
7/31/06             Class A Shares
7/31/06             Class C Shares
7/31/06             Institutional Shares
7/31/06        Federated MDT Small Cap Core Fund
7/31/06             Class A Shares
7/31/06             Class C Shares
7/31/06             Institutional Shares
7/31/06        Federated MDT Balanced Fund
7/31/06             Class A Shares
7/31/06             Class C Shares
9/1/06              CLASS K SHARES
7/31/06             Institutional Shares









                                      - 1 -